Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPUTER HORIZONS ANNOUNCES SALE OF FEDERAL GOVERNMENT UNIT TO NETSTAR-1

Mountain Lakes, NJ, September 29, 2006 – Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced the consummation of the sale of its Federal Government subsidiary, RGII Technologies, Inc., to Netstar-1, a privately-held information technology solutions provider based in Rockville, Maryland.  The sale price agreed to was $15.3 million in cash, less an estimated net asset adjustment of $1.2 million, which is subject to further adjustment.  In addition, CHC retained the cash and cash equivalents of RGII, in the amount of $6.9 million.  CHC currently expects to record a loss on the disposition of approximately $4.6 million in the third quarter.

Dennis J. Conroy, president and chief executive officer of Computer Horizons Corp. said, “The divestiture of RGII is in line with the Board’s mandate to explore appropriate strategic alternatives to maximize value for the Company and its shareholders.  We continue actively to assess the strategic alternatives for our remaining business units and CHC.”

NetStar-1 offers its clients solutions which are rich in technical capability and capacity to grow, all supported by professional services ranging from design to implementation to optimization and support.  The combined companies, NetStar-1 and RGII, will have approximately $100 million in revenue with over 500 employees, serving numerous Government and commercial clients across the United States.

About Netstar-1

NetStar-1 is a world-class leader in technology services, specializing in providing IT solutions to government and industry.  NetStar-1 provides consulting, design and implementation services in four key areas – Network Infrastructure, Applications Development, Security and Server/Storage technologies.  NetStar-1 helps its clients take advantage of existing IT investments, and enables them to meet new levels of reliability, performance and security.
http://www.netstar-one.com.

About RGII

RGII Technologies, Inc., a wholly owned subsidiary of Computer Horizons Corp. (Nasdaq: CHRZ), is a solutions provider of high-end technology and program management to Federal, state and local government agencies.  The company’s solutions and services capabilities include enterprise management, network infrastructure, information assurance and security, web development and integration, program management, call management, engineering technology and technical services.  In addition, RGII offers a unique proprietary software solution, known as “Monument,” which facilitates Federal budget formulation processes.  The firm has contracts with over 80 government customers, including the Department of

State, the Department of Defense and the Department of Commerce.  For more information about RGII Technologies, Inc., please visit our web site at www.rg2.com

About Computer Horizons Corp.

Computer Horizons Corp. (Nasdaq: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom, and consumer packaged goods.  CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit www.computerhorizons.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,”  “expect,”  “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, but not limited to, risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost reduction initiatives, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof.  The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:	Lauren Felice Investor Relations, Marketing
Computer Horizons Corp.
(973) 299-4061 TTTlfelice@computerhorizons.com

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